AMENDMENT TO CONSULTING AGREEMENT


THIS AMENDMENT TO CONSULTING AGREEMENT (this "Amendment") is made this 20th day of October, 2000, by and between BIOZHEM COSMECEUTICALS, INC., a Texas corporation (the "Corporation"), and INTERNATIONAL MEDIA SOLUTIONS, INC. ("Consultant").

                              W I T N E S S E T H:

WHEREAS, the Corporation and Consultant entered into a consulting agreement "Consulting Agreement") dated November 16, 1998, and wish to amend that agreement.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and in the Consulting Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed by the parties, the parties hereto agree as follows:

          1.In connection with the issuance of certain shares of common stock of the Corporation to Consultant pursuant to the Consulting Agreement, Consultant hereby agrees and instructs the Corporation that such stock issuance shall be made directly to the employees of Consultant actually performing the consulting work on behalf of Consultant for the benefit of the Corporation under the Consulting Agreement; such specific individuals being Yolanda Velazquez and Kermit Silva.

2.The parties hereby ratify and confirm all of the terms and conditions of the Consulting Agreement, except as specifically amended hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

                                       BIOZHEM COSMECEUTICALS, INC.


                                       By: /s/ Gayle Walker
                                          --------------------------------------
                                          Gayle Walker, Chief Executive Officer



                                       INTERNATIONAL MEDIA
                                        SOLUTIONS, INC.


                                       By: /s/ Yolanda C. Velazquez
                                          --------------------------------------
                                          Yolanda C. Velazquez, Chief Executive
                                              Officer